Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements and consolidated financial statement schedule of McKesson Corporation and the effectiveness of McKesson Corporation’s internal control over financial reporting dated May 7, 2013, appearing in the Annual Report on Form 10-K of McKesson Corporation for the year ended March 31, 2013.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
August 27, 2013